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                                                                   EXHIBIT 10.18


May 1, 1995


Dariush Ashrafi
105 Hoover Drive
Cresskill, NJ 07627

Dear Dari:

We are pleased to confirm the terms of your ongoing employment with Schein Pharmaceutical, Inc. (the "Company") as Senior Vice President and Chief Financial Officer.

1. The Company will employ you as Senior Vice President and Chief Financial Officer for the period from the date of this Agreement and continuing until 60 days after either you or the Company gives written notice to the other that you or it does not wish to continue your employment hereunder (a "Non-Continuation Notice"). You accept such employment, and will devote your full time and effort to the business and affairs of the Company, with such duties consistent with your position as may be assigned to you from time to time by the Chairman (or such other officer) or Board of Directors of the Company.

2. In consideration of all services rendered by you during your employment hereunder, the Company will pay you a base salary at the annual rate of $325,000, payable in accordance with the Company's payroll practices from time to time in effect. The Company will review your salary at least once each year and may in its discretion increase your salary.

3. For as long as you are employed by the Company you will be entitled to participate in all bonus, incentive, retirement, profit-sharing, life, medical, disability and other benefit plans and programs of the Company as are from time to time generally available to other executives of the Company with comparable responsibilities, subject to the provisions of those programs.

4. Your employment by the Company: (a) shall terminate upon your death; (b) shall terminate 60 days after a Non-Continuation Notice is given; (c) may be terminated by the Company for cause at any time; and (d) may be terminated by the Company if you fail to render the services provided for in this Agreement for a continuous period of six months by reason of physical or mental illness or disability.

     For purposes of this Agreement, "cause" means (i) your willfull and continued failure substantially to perform your duties with the Company (ii) fraud, misappropriation or intentional material damage to the property or business of the Company or (iii) commission of a felony.

5. If your employment is terminated by the Company's giving a Non-Continuation Notice as provided in Section 1 hereof (the giving of such Notice being a "Termination Event"), the
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Company will pay you, in full satisfaction of all of its obligations hereunder
(except for its obligations under paragraph 6 hereof), 100% of the amount of compensation (base salary and annual cash bonus) paid (or payable) by the Company to you in respect of the last full fiscal year of the Company immediately preceding the date of termination (the "Termination Payment").
The Termination Payment will be paid in a lump sum and will be subject to any applicable payroll or other taxes required to be withheld.

     Termination of your employment by the Company for any reason other than for cause or disability, or your voluntary termination of employment on account of
(i) a 10% or more reduction of your base salary by the Company, (ii) the Company's assigning you duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties or responsibilities associated with Senior Vice President and Chief Financial Officer, or (iii) relocation of your office other than to a facility which, as of the date of this Agreement, the Company or any of its subsidiaries conducts operations, will be deemed a Termination Event.

     The Termination Payment will not be subject to offset on account of any remuneration paid or payable to you for any subsequent employment you may obtain, whether during or after the period during which the Termination Payment is made and you shall have no obligation whatever to seek any subsequent employment.

6. For one year following a Termination Event, the Company will also provide you with basic health and medical benefits on the terms that such benefits are provided to all salaried employees of the Company as of the date of your termination of employment. These benefits will cease immediately upon your obtaining other full-time employment. If the Company is unable to provide any of the foregoing benefits under then existing plans without costs it considers excessive, the Company will be entitled to satisfy any such obligation by making a payment to you equal to the cost to the Company during the last full year immediately preceding the Termination Event of providing such benefits to you.

7. At the time you execute this Agreement, you will also execute and deliver to the Company the enclosed Confidentiality Undertaking.

8. This Agreement shall be binding upon and inure to the benefit of you and your legal representatives and the Company and any assignee or successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company.

9. This Agreement: contains the entire agreement between the parties with respect to the subject matter hereof, may not be modified or terminated orally, and shall be construed and governed in accordance with the laws of the State of New Jersey.

     If the foregoing is acceptable to you, please execute the enclosed copy of this Agreement and return it to the undersigned.

Very truly yours,

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SCHEIN PHARMACEUTICAL, INC.


/s/
---------------------------
    Authorized Officer


Agreed to and accepted:


/s/ Dariush Ashrafi
---------------------------
    Dariush Ashrafi